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                                                                    Exhibit 99.9
                                                                    ------------

THIS CERTIFICATE AND AGREEMENT IS INTENDED TO PRESENT ONLY A SUMMARY OF THE CORPORATION'S 2000 STOCK INCENTIVE PLAN. TO THE EXTENT THAT THERE IS ANY CONFLICT BETWEEN THE TERMS HEREOF AND THOSE OF THE PLAN, THE TERMS OF THE PLAN SHALL CONTROL.


No. 1306                                                      Option to Purchase

Date Granted 3/1/01                                             1,000,000 Shares

                             MANDALAY RESORT GROUP
             Non-Qualified Stock Option Certificate and Agreement

THIS IS TO CERTIFY THAT, pursuant to the provisions of the 2000 Stock Incentive Plan (the "Plan"), MANDALAY RESORT GROUP (the "Corporation"), hereby grants to Michael S. Ensign (the "Optionee"), subject to the terms and conditions of the Plan and subject to the terms and conditions of this Certificate and Agreement (the "Certificate"), the right and option to purchase from the Corporation for $20.20 per share, payable in the manner specified in paragraph 1(b)(ii) below, a total of 1, 000,000 shares of the Common Stock of the Corporation (the "Stock"), such option to be exercisable as provided in this Certificate. The option evidenced by this Certificate (the "Option") is not intended to be an "incentive stock option" (as that term is defined in the Internal Revenue Code of 1986, as amended).


     1.  Terms and Conditions. The Option is subject to the following terms and
         --------------------
conditions:

         (a)  Exercise Period.  The Option shall be exercisable as follows:
              ---------------

              Number of Shares               Exercise Period
              ----------------               ---------------

              333,333                        3/1/02 through 3/1/11
              333,333                        3/1/03 through 3/1/11
              333,334                        3/1/04 through 3/1/11


The period beginning on the date the Option first becomes exercisable with respect to any shares to and including the last date to which the Option is exercisable with respect to any shares (as described above) is herein referred to as the "Exercise Period."

         (b)  Exercise of Option. (i) Notice: The Option may be exercised during
              ------------------      ------
the Exercise Period by presenting this Certificate with written notice to the Corporation specifying the number of shares as to which the Option is being exercised and payment of the purchase price at the office of the Corporation. The notice shall be delivered in person or sent by registered or certified mail, return receipt requested, to the executive offices of the Corporation at 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attention: Secretary. The exercise date shall be the date on which the
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Optionee's notice given in accordance with Section 3.5 of the Plan (including payment of the full purchase price) is received by the Corporation.

          (ii)   Payment of Purchase Price: The purchase price shall be paid in
                 -------------------------
United States Dollars (in cash or check, bank draft, or money order payable to the order of the Corporation). In its discretion, the Committee which administers the Plan (the "Committee") may, at the time of exercise, permit the Optionee to pay all or any part of the purchase price through the delivery of shares of Stock already owned by the Optionee or by the withholding of shares otherwise issuable pursuant to the Option.

          (iii)  Minimum Number of Shares: At no time may the Option be
                 ------------------------
exercised for less than one hundred (100) shares of Stock unless the number of shares to be acquired by exercise of the Option is the total number then purchasable under the Option.

          (iv)   Exercise During Lifetime; Transferability: The Option is
                 -----------------------------------------
exercisable during the lifetime of the Optionee only by such person. The Option is not transferable by the Optionee otherwise than by will or by the laws of descent and distribution.

          (v)    Termination of Employment:
                 -------------------------

                 (A) If the employment or other service relationship of the Optionee with the Corporation or an Affiliate (as defined in the Plan) shall terminate for any reason other than those specified in (B), (C), (D), (E), or
(F), below, the Option may he exercised at any time within three (3) months after such termination, but not thereafter, to the extent that the Optionee's right to exercise the Option had accrued in accordance with the terms of this Certificate and the Plan on or before the date of termination and had not been exercised previously; provided, however, that in no event shall the Option be exercisable at any time after the Exercise Period.

                 (B) If the employment or other service relationship of the Optionee with the Corporation or an Affiliate (as defined in the Plan) shall terminate by reason of the Optionee's "total disability" (as defined in the Plan), the Option shall be fully exercisable as to the total number of shares subject hereto (whether or not exercisable to that extent at the time of such termination) at any time within six (6) months after such termination, but not thereafter; provided, however, that in no event shall the Option be exercisable at any time after the Exercise Period.

                 (C) In the event of the Optionee's death, the Option shall be fully exercisable as to the total number of shares subject hereto (whether or not exercisable to that extent at the time of death) by the executor or administrator of the Optionee's estate or by the person or persons to whom the Optionee's rights under the Option have passed by will or by the laws of descent or distribution at any time within six (6) months after the Optionee's death, but not thereafter; provided, however, that in no event shall the Option be exercisable at any time after the Exercise Period.

                 (D) If the employment or other service relationship of the Optionee with the Corporation or an Affiliate (as defined in the Plan) shall terminate by reason of the Optionee's retirement in accordance with the Corporation's policies, the Option shall be fully exercisable as to the total number of shares subject hereto (whether or not exercisable to that extent at the time of such termination) at any time within six (6) months after such termination, but not thereafter; provided, however, that in no event shall the Option be exercisable at any time after the Exercise Period.
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                 (E)  If the employment or other service relationship of the
Optionee with the Corporation or an Affiliate (as defined in the Plan) shall terminate under circumstances to which Section 3.7(e) of the Plan is applicable, the Option shall be fully exercisable as to the total number of shares subject hereto (whether or not exercisable to that extent at the time of such termination) at any time within six (6) months after such termination, but not thereafter; provided, however, that in no event shall the Option be exercisable at any time after the Exercise Period.

                 (F) If the employment or other service relationship of the Optionee with the Corporation or an Affiliate (as defined in the Plan) shall terminate under circumstances to which Section 3.7(f) of the Plan is applicable, then the Option shall immediately terminate, and become void to the extent it then remains unexercised.

          (c)    Adjustments. In accordance with the terms of Section 5.1 of the
                 -----------
Plan, the number and kind of shares of Stock subject to this Option and the purchase price per share shall be appropriately adjusted in the event of any change in the number of outstanding shares of Stock resulting from certain events such as a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, split-up and similar changes.

          (d)    Rights as Stockholder. The Optionee shall have no rights as a
                 ---------------------
stockholder in the Corporation with respect to any shares of Stock subject to this Option prior to the date of issuance to the Optionee of a certificate or certificates for such shares of Stock.

          (e)    Modification, Extension, and Renewal of the Option. Subject to
                 --------------------------------------------------
the terms and conditions and within the limitations of the Plan, the Committee may modify, extend, or renew the Option or accept its surrender by the Optionee.

          (f)    No Obligation to Exercise Option. The Optionee shall be under
                 --------------------------------
no obligation to exercise the Option in whole or in part.

          (g)    No Employment Agreement. This Certificate shall not be deemed
                 -----------------------
to confer upon the Optionee any right with respect to continuance of employment by the Corporation or any Affiliate (as defined in the Plan) thereof or any other service relationship between the Corporation or any such Affiliate and the Optionee, nor shall it be deemed to limit in any way the right of the Corporation or any Affiliate (as defined in the Plan) to terminate the Optionee's employment or any other service relationship between the Corporation or any such Affiliate and the Optionee at any time.

     2.   Authority of Committee.  The Committee shall have full authority to
          ----------------------
interpret the terms of the Plan and of this Certificate. The decision of the Committee on any such matter of interpretation shall be final and binding.

     3.   Investment Representation. Upon the exercise of all or any part of the
          -------------------------
Option, the Committee may require the Optionee to furnish to the Corporation an agreement (in such form as the Committee may specify) in which the Optionee shall represent that the shares of Stock to be acquired by exercise of the Option are to be acquired for investment and not with a view to the sole or distribution thereof.
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     4.   Optionee Bound by the Plan, Etc. The Optionee hereby acknowledges
          -------------------------------
receipt of a copy of the Plan, agrees to be bound by all the terms and provisions thereof, and understands that in the event of any conflict between the terms of the Plan and of this Certificate, the terms of the Plan shall control.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the appropriate officer this 2nd day of April, 2001

                                    MANDALAY RESORT GROUP


                                    By /s/ Michael S. Ensign
                                       -------------------------

The Optionee agrees to hold the Option subject to the terms and conditions set forth in this Certificate.


                                       /s/ Michael S. Ensign
                                       -------------------------
                                         Signature of Optionee